Exhibit 10.1
SETTLEMENT AGREEMENT
This Settlement Agreement (this “Agreement”) is made as of May 27, 2009, by and among:
•	Rio Vista Energy Partners L.P., a Delaware limited partnership (“Parent”),
•	Rio Vista ECO LLC, an Oklahoma limited liability company (“ECO”),
•
TCW Asset Management Company, a California corporation, solely in its capacity as administrative agent for Holder (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”), and

•
TCW Energy X Blocker (Rio Vista), L.L.C., a Delaware limited liability company (“TCW Blocker”), as the holder of the Notes issued pursuant to the Note Purchase Agreement described below (in such capacity, together with its successors and assigns=, “Holder”) and as the owner of the Warrant described in the Note Purchase Agreement (in such capacity, together with its successors and assigns, “Warrant Owner”).

R E C I T A L S:
WHEREAS, Rio Vista Penny LLC, an Oklahoma limited liability company (“Company”), Administrative Agent, and the noteholders party thereto entered into that certain Note Purchase Agreement dated as of November 19, 2007 (as amended or supplemented to the date hereof, the “Note Purchase Agreement”), for the purpose and consideration therein expressed, whereby ltrchsuch noteholders made senior secured term loans to Company as therein provided;
WHEREAS, Defaults and Events of Defaults now exist and are continuing under the Note Purchase Agreement;
WHEREAS, pursuant to the terms and provisions of the Warrant, Warrant Owner previously exercised its right to purchase 400,000 common units of Parent (the “Purchased Parent Units”) from Parent (the “Warrant Exercise”); and
WHEREAS, pursuant to that certain Assignment and Assumption dated of even date herewith, Holder purchased all of the Notes issued pursuant to the Note Purchase Agreement;

NOW, THEREFORE, in consideration of the various acknowledgments and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby acknowledge and agree as follows:
SECTION I. =DEFINITIONS
Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Note Purchase Agreement shall have the same meanings whenever used in this Agreement. As used herein, terms defined above have the meanings given them above, and the following additional terms shall have the following meanings:
“Acquired Assets” means the assets of Company (including without limitation the stock of MV Pipeline), GO, GO LLC, and Rio Vista Operating.
“Agreed Asset Value” means $12,000,000.
“Equity Foreclosure Date” means the date on which the Equity Foreclosure Sale was conducted.
=default“Equity Foreclosure Sale” means the foreclosure sale conducted by Administrative Agent, as secured party, on May 27, 2009 at or about 11:00 a.m. at the offices of Thompson & Knight LLP, 1722 Routh Street, Suite 1500, Dallas, Texas 75201 with respect to all of the Equity of Company and GO.
“Excluded Obligations” means all obligations and duties owing by any TCW Released Person or any RVEP Released Person under or with respect to this Agreement, the Registration Rights Agreement, the Rio Vista Operating Assignment, the Warrant Assignment, any certificate delivered in connection with this Agreement, or the Purchased Parent Units.
“Penny Entities” means Company, GO, GO LLC, and MV Pipeline.
“Registration Rights Agreement” means the Registration Rights Agreement in the form of Exhibit A.
“Rio Vista Operating” means Rio Vista Operating LLC, an Oklahoma limited liability company.
“Rio Vista Operating Assignment” means the Rio Vista Operating Assignment in the form of Exhibit B.
“Rio Vista Operating Assignment Date” means the date on which Parent assigned all of the Equity in Rio Vista Operating to Warrant Owner.
“RVEP Entities” means Parent and ECO.
“RVEP Released Claims” means any and all actions, causes of action, judgment=s, executions, suits, debts, claims, demands, controversies, liabilities, obligations, damages and expenses of any and every character (whether known or unknown, liquidated or unliquidated, absolute or contingent, acknowledged or disputed, direct or indirect), at law or in equity, of whatsoever kind or nature (including without limitation claims of usury), whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the RVEP Released Persons prior to and including the date hereof that in any way directly or indirectly arise out of or in any way are connected to (a) any of the Note Documents or any default or event of default thereunder, (b) any negotiation, discussion, enforcement action, agreement or failure to agree related to any Note Document or any default or event of default thereunder, (c) any action, event, occurrence, or omission otherwise related to the rights, duties, obligations and relationships related to any Note Document among the various RVEP Released Persons, on the one hand, and Administrative Agent, Holder and/or Warrant Owner, on the other hand, or (d) the operation and/or administration of the real and personal properties of the Penny Entities or Rio Vista Operating prior to the date of this Agreement, provided that the RVEP Released Claims do not include the Excluded Obligations or any claims, demands or other actions to assert or enforce the Excluded Obligations.

“RVEP Released Persons” means each RVEP Entity, Regional Enterprises, Inc., Penn Octane Corporation, and Rio Vista GP LLC, together with each of their respective employees, agents, attorneys, officers, partners, shareholders, accountants, consultants, directors, and Affiliates, and their respective successors and assigns, excluding however the Penny Entities and Rio Vista Operating.
“Tax” means (a) all taxes, assessments, charges, duties, fees, levies, imposts or other similar charges imposed by a taxing authority, including without limitation all income, franchise, profits, margins, capital gains, capital stock, transfer, gross receipts, sales, use=, transfer, service, occupation, ad valorem, real or personal property, excise, severance, windfall profits, customs, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental, alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other similar charges of any kind, and all estimated taxes, deficiency assessments, additions to tax, penalties and interest with respect to taxes, whether disputed or otherwise and (b) any liability for the payment of any amounts of the type described in clause (a) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person as a successor, transferee, by contract, or otherwise.
“Tax Return” means any report, return, election, document, estimated Tax filing, declaration, claim for refund, information return, or other filing related to Taxes provided to any taxing authority including without limitation any schedules or attachments thereto and any amendment thereof.
“TCW Released Claims” means any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, controversies, liabilities, obligations, damages and expenses of any and every character (whether known or unknown, liquidated or unliquidated, absolute or contingent, acknowledged or disputed, direct or indirect), at law or in equity, of whatsoever kind or nature (including without limitation claims of usury), whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be do=ne by any of the TCW Released Persons prior to and including the date hereof that in any way directly or indirectly arise out of or in any way are connected to (a) any of the Note Documents or any default or event of default thereunder, (b) the Equity Foreclosure Sale, (c) the Warrant Exercise, (d) any negotiation, discussion, enforcement action, agreement or failure to agree related to any Note Document or any default or event of default thereunder or to the Equity Foreclosure or the Warrant Exercise, or (e) any action, event, occurrence, or omission otherwise related to the rights, duties, obligations and relationships among Parent and the various Restricted Persons and Holder Parties, provided that the TCW Released Claims do not include the Excluded Obligations or any claims, demands or other actions to assert or enforce the Excluded Obligations.

“TCW Released Persons” means Administrative Agent, Holder, Warrant Owner, Royalty Owner, Rio Vista Operating, and each Penny Entity, together with each of their respective employees, agents, attorneys, officers, partners, shareholders, accountants, consultants, directors, and Affiliates, and their respective predecessors in interest and successors and assigns.
“Warrant Assignment” means the Warrant Assignment in the form of Exhibit C.
SECTION II. WARRANT AGREEMENTS
2.1. =tRegistration Rights. Parent hereby agrees (a) to grant Warrant Owner the right to participate, to the extent permitted by applicable Law, in any subsequent registration of Parent’s common units, upon and pursuant to the terms of the Registration Rights Agreement, and (b) to duly execute and deliver the Registration Rights Agreement to Warrant Owner contemporaneously with the effectiveness of this Agreement.
2.2. Sale of Warrant. Warrant Owner hereby agrees (a) to sell the portion of the Warrant remaining following the Warrant Exercise to Parent in consideration of the agreements of Parent set forth in this Agreement (including without limitation the agreements of Parent set forth in Section 2.1 and Section 3), and (b) to duly execute and deliver the Warrant Assignment to Parent contemporaneously with the effectiveness of this Agreement. After such sale and assignment, neither Administrative Agent, Warrant Owner, nor Holder shall have any further rights under the Warrant.
SECTION III. FORECLOSURE AGREEMENTS
3.1. Equity Foreclosure. Pursuant to the Equity Foreclosure Sale, Holder purchased all of the Equity of Company and GO. Each RVEP Entity hereby (a) ratifies and confirms the Equity Foreclosure Sale in all respects and agrees not to challenge or dispute the Equity Foreclosure Sale or any aspect thereof in any way, (b) agrees that the Equity Foreclosure Sale constituted a “public disposition” under the UCC, (c) agrees that every aspect of the Equity Foreclosure Sale (including without limitation the notice, method, manner, time and place) was commercially reasonable in all respects, and (d) acknowledges that Holder purchased all of the Equity of Company and GO at the Equity Foreclosure Sale, together with all related rights of ownership in and to such Persons.

3.2. Asset Foreclosure. Administrative Agent and/or Holder may hereafter elect to pursue appropriate foreclosure action with respect to some or all of the real and personal property of the Penny Entities, which may include judicial foreclosure proceedings in the State of Oklahoma (collectively, the “Asset Foreclosure”). In the event that Administrative Agent and/or Holder pursues an Asset Foreclosure, Parent agrees that it will not (and will cause its Subsidiaries to not) contest or otherwise intervene in any Asset Foreclosure proceedings. =
3.3. Operations. Rio Vista Operating is the operator of the oil and gas properties owned by the Penny Entities, and it has no other business activities. In consideration of Warrant Owner’s agreement to sell the Warrant to Parent pursuant to Section 2.2, Parent hereby agrees to (a) to assign all of the Equity in Rio Vista Operating to Warrant Owner, and (b) to duly execute and deliver the Rio Vista Operating Assignment to Warrant Owner contemporaneously with the effectiveness of this Agreement.
3.4. Further Assurances and Information. Each RVEP Entity hereby agrees that from time to time: (a) it shall each execute or deliver to Administrative Agent such further instruments or documents, and take such further action, as are reasonably requested by Administrative Agent to accomplish the transactions described in this Agreement, (b) it shall otherwise reasonably cooperate with ltrchAdministrative Agent in Administrative Agent’s effort to conduct subsequent sales or other dispositions of assets in connection with an Asset Foreclosure, and (c) it will promptly furnish to Administrative Agent any information within its possession which Administrative Agent may from time to time request concerning the businesses, properties, prospects, financial condition and operations of Rio Vista Operating or any Penny Entity (including without limitation books, records, maps, engineering information, software, contracts, and other information related to the real and personal property of Rio Vista Operating or any Penny Entity). In addition, each RVEP Entity hereby agrees that Administrative Agent and/or Holder (in the exercise of their discretion) shall be entitled to make offers of employment to employees of Parent or its Subsidiaries whose employment relates to the operations and/or administration of the real and personal properties of the Penny Entities or Rio Vista Operating.
3.5. Tax Treatment. = The RVEP Entities and TCW Blocker acknowledge and agree that, for federal income tax purposes:
(a) The Warrant Exercise will be treated as if Parent sold, and TCW Blocker purchased, the Purchased Parent Units in exchange for a reduction in the outstanding amount of accrued but unpaid interest on the Notes and the then outstanding principal amount of the Notes in an aggregate amount equal to the fair market value of the Purchased Parent Units at the time of the Warrant Exercise.
(b) The sale of the remaining portion of the Warrant pursuant to Section 2.2 and Section 3 hereof will be treated as if Parent sold, and TCW Blocker purchased, all of the assets of Rio Vista Operating and the agreements of Parent set forth in this Agreement in exchange for the fair market value of the remaining portion of the Warrant.

(c) The Equity Foreclosure Sale will be treated as if Parent sold, and TCW Blocker purchased, all of the assets of Company (which includes the stock of MV Pipeline) and all of the assets of GO (which includes all of the assets of GO LLC) in exchange for any remaining accrued but unpaid interest on the Notes and the =7 then remaining outstanding principal amount of the Notes.
(d) The Asset Foreclosure will not have any federal income tax consequences other than in connection with any foreclosure action with respect to some or all of the real and personal property of MV Pipeline.
The RVEP Entities and TCW Newco shall report, and shall cause their Subsidiaries and Affiliates to report, the transactions contemplated hereby on all Tax Returns in a manner consistent with the treatment set forth above in this Section 3.5.
3.6. FIRPTA Certificate. On or prior to the Equity Foreclosure Date, Parent shall have delivered to TCW Blocker a certificate to the effect that Parent is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code and the Treasury Regulations thereunder in the form of Exhibit D.
3.7. Invoices. In the event that Rio Vista Operating or any Penny Entity receives an invoice or other claim after the date hereof (a) for accounting services rendered to such Persons prior to the date hereof, (b) for petroleum engineering services related to the assets of the Penny Entities rendered prior to the date hereof, or (c) related to the businesses or operations of Parent or any of its Subsidiaries (other than the Penny Entities and Rio Vista Operating), then Parent hereby agrees that it will pay such invoice or claim directly to the Person to whom it is owed or, if requested by the applicable Penny Entity or Rio Vista Operating, reimburse such Person for such expense promptly upon its request therefor.
SECTION IV. REPRESENTATIONS, WARRANTIES AND AGREEMENTS
wrapdefaultEach RVEP Entity hereby represents, warrants, acknowledges, admits and agrees as follows:
(a) This Agreement is the legal, valid and binding obligation of each RVEP Entity, enforceable against each in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights and by general principles of equity.
(b) Such RVEP Entity has the corporate or company power, and has been duly authorized by all requisite action, to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such RVEP Entity.

(c) The execution, delivery and performance of this Agreement by =1 such RVEP Entity does not and will not (i) to the best of its knowledge, violate any law, rule, regulation or court order to which it is subject, (ii) conflict with or result in a breach of its charter, bylaws, or any agreement or instrument to which it is a party or by which it or its properties are bound, or (iii) to the best of its knowledge, result in the creation or imposition of any lien, security interest or encumbrance on any property of such RVEP Entity, whether not owned or hereafter acquired, other than liens in favor of Administrative Agent or Holders granted pursuant to the Note Documents.
(d) The recitals set forth above are true and accurate and are an operative part of this Agreement.
(e) After giving effect to the provisions of Section 7.2, no contractual agreements (whether written or oral) exist between Rio Vista Operating or any Penny Entity, on the one hand, and Parent or any other Subsidiary or Affiliate of Parent, on the other hand.
(f) The Penny Entities and Rio Vista Operating have no Deposit Accounts, except for (i) the following Deposit Accounts established at Bank of Eufaula, 102 N. Main, P=1 .O. Box 607, Eufaula, OK 74432:

Rio Vista Penny, LLC — Operating Account	#6524272
Rio Vista Penny, LLC — Savings Account	#494512

Rio Vista Penny, LLC — CD #1	#27770

Rio Vista Penny, LLC — CD #2	#27888

=arrsid11804459 Rio Vista Penny, LLC — Custody Account	#6524250
and (ii) two Deposit Accounts established at Wells Fargo Bank National Association with nominal balances, which are to be closed.
(g) (i) Each of ECO, Company, GO, and GO LLC has been treated as disregarded from Parent for federal tax purposes, and MV Pipeline has been treated as a corporation for federal tax purposes, at all times prior to the Equity Foreclosure Date, and Rio Vista Operating has been treated as disregarded from Parent for federal tax purposes at all times prior to the Rio Vista Operating Assignment Date; (ii) there are no unpaid income or franchise taxes for calendar year 2008 or any prior years in an aggregate amount in excess of $100,000 due from the Penny Entities and Rio Vista Operating relating to the Penny Entities and Rio Vista Operating; (iii) there are no liens for Taxes (other than liens for Taxes not yet due and payable) upon any of the Acquired Assets or the assets of MV Pipeline; (iv) there has been no issue raised or adjustment proposed (and to Parent’s knowledge, none is pending) by any taxing authority in connection with any Tax for a period on or before the date of this Agreement; (v) none of any RVEP Entity, any Penny Entity, or Rio Vista Operating has received any notice from any taxing authority that any Tax Return is being audited or may be audited or examined; (vi) no waiver or extension of any statute of limitations as to any Tax matter relating to the Acquired Assets or MV Pipeline has been given by or requested from any RVEP Entity, any Penny Entity, or Rio Vista Operating; (vii) to Parent’s knowledge, no claim has been made by any taxing authority in a jurisdiction where an RVEP Entity, a Penny Entity, or Rio Vista Operating does not file a Tax= Return that such entity is or may be subject to taxation in that jurisdiction; (viii) none of any RVEP Entity, any Penny Entity, or Rio Vista Operating is a party to any Tax allocation or sharing agreement with respect to MV Pipeline or the Acquired Assets; (ix) Parent is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code and the Treasury Regulations thereunder; (x) each RVEP Entity, each Penny Entity, and Rio Vista Operating has complied with all applicable laws relating to the paying and withholding of Taxes and has duly and timely withheld and paid over to the appropriate taxing authority all amounts required to be so withheld and paid under all applicable laws; and (xi) none of the Acquired Assets is an interest in any joint venture, partnership, or other entity, arrangement, or contract that is or could be treated as a partnership for federal tax purposes.
(h) Neither any Penny Entity nor any RVEP Entity or any Affiliate thereof has (i) sold, transferred, leased, exchanged, alienated or otherwise disposed of any Collateral or any material interest therein, or discounted, sold, pledged or assigned any notes payable to any Penny Entity, accounts receivable or future income of any Penny Entity, except (1) equipment owned by a Penny Entity that was worthless or obsolete or which was replaced by equipment of equal suitability and value, and (2) inventory owned by a Penny Entity that was sold in the ordinary course of business on ordinary trade terms, or (ii) created any mortgage or deed of trust lien or security interest in any Collateral (except for those arising under the Security Documents). Rio Vista Operating has not sold, transferred, leased, exchanged, alienated or otherwise disposed of any licenses, leases, permits or other assets necessary for the operations of the oil and gas properties owned by the Penny Entities.
For the avoidance of doubt and notwithstanding any other provision of this Section 4, no RVEP Entity is making any representation or warranty with respect to whether (a) any of the assets of the Penny Entities or Rio Vista Operating is useful for any particular purpose, (b) any of such assets has been maintained in accordance with prudent industry standards, or (c) any of such assets is in good condition or repair.=
SECTION V. TAX MATTERS
5.1. Allocation. The Agreed Asset Value represents the amount agreed upon by the RVEP Entities and TCW Blocker to be the aggregate fair market value of the Acquired Assets. On or before the date of this Agreement, the RVEP Entities and TCW Blocker shall agree in writing as to the allocation of the Agreed Asset Value among the Acquired Assets in a manner consistent with Section 1060 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder (and any sim=ilar provision of state, local, or foreign law, as appropriate), based upon the fair market value of such assets (the “Allocation Schedule”). The RVEP Entities and TCW Blocker (or their applicable Affiliates) shall report the transactions contemplated hereby on all Tax Returns, including without limitation Form 8594, in a manner consistent with the Allocation Schedule. No party shall take a position with a tax authority that is inconsistent with the Allocation Schedule. The Allocation Schedule shall be attached to this Agreement as Exhibit E.

5.2. Transfer Taxes. To the best knowledge of each RVEP Entity, no sales, transfer or similar Tax will be collected from TCW Blocker in connection with the transactions contemplated pursuant to this Agreement (other than the Asset Foreclosure).
5.3. Tax and Audit Cooperation; Records. The RVEP Entities and TCW Blocker agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Penny Entities, Rio Vista Operating, and the Acquired Assets (including without limitation access to books and records) as is reasonably necessary for the preparation and filing of all Tax Returns and the preparation of audited financial statements in accordance with GAAP in connection with matters relating to or affected by the operations of the Penny Entities prior to the Equity Foreclosure Date or Rio Vista Operating prior to the Rio Vista Operating Assignment Date, including without limitation the making of any election relating to Taxes, the preparation for any audit by any taxing authority, the making of any voluntary disclosures, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Notwithstanding anything to the contrary herein, the RVEP Entities and TCW Blocker shall retain all books and records with respect to Taxes pertaining to the Penny Entities, Rio Vista Operating, or the Acquired Assets for a period of at least six (6) years following the date of this Agreement.
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SECTION VI. CONDITIONS OF EFFECTIVENESS
This Agreement shall become effective upon the receipt by Administrative Agent of counterparts of this Agreement originally executed and delivered by each applicable party hereto and in such numbers as Administrative Agent or its counsel may reasonably request.
SECTION VII. MISCELLANEOUS EFFECT AND CONSTRUCTION OF AGREEMENT
7.1. Reviewed by Attorneys. Each RVEP Entity represents and warrants to Administrative Agent and each Holder that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery hereof, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement with, such attorneys and other persons as Company m=ay wish, and (c) has entered into this Agreement of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Agreement shall not be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement.

7.2. Releases.
(A) To induce Holder Parties to enter into this Agreement, each RVEP Entity hereby (i) represents and warrants that as of the date of this Agreement (1) none of the TCW Released Claims has been assigned, transferred, or sold to any third party and (2) there are no claims or offsets against or defenses or counterclaims to its obligations under the Note Documents, and waives any and all such claims, offsets, defenses, or counterclaims, whether known or unknown, arising prior to the date of this Agreement=b0, (ii) releases and forever discharges the TCW Released Persons from any and all TCW Released Claims, and (iii) covenants not to assert (and not to assist or enable any other Person to assert) any TCW Released Claim against any TCW Released Person. The RVEP Entities acknowledge and agree that such release is a general release of any and all TCW Released Claims that constitutes a full and complete satisfaction for all or any alleged injuries or damages arising out of or in connection with the TCW Released Claims, all of which are herein compromised and settled.
(B) To induce the RVEP Entities to enter into this Agreement, each of Administrative Agent, Holder, and Warrant Owner hereby (a) represents and warrants that as of the date of this Agreement (1) none of the RVEP Released Claims has been assigned, transferred, or sold to any third party and (2)there are no claims or offsets against or defenses or counterclaims to its obligations under the Note Documents, and waives any and all such claims, offsets, defenses, or counterclaims, whether known or unknown, arising prior to the date of this Agreement, (b) releases and forever discharges the RVEP Released Persons from any and all RVEP Released Claims, and (c) covenants not to assert (and not to assist or enable any other Person to assert) any RVEP Released Claim against any RVEP Released Person. Each of Administrative Agent, Holder, and Warrant Owner acknowledges and agrees that such release is a general release of any and all RVEP Released Claims that constitutes a full and complete satisfaction =for all or any alleged injuries or damages arising out of or in connection with the RVEP Released Claims, all of which are herein compromised and settled.

(C) Each party to this Agreement hereby agrees that (i) any and all indebtedness or other liabilities or obligations for the payment of money owing by Rio Vista Operating or any Penny Entity to Parent or any other Subsidiary or Affiliate of Parent is hereby terminated and canceled, and (ii) any and all indebtedness or other liabilities or obligations for the payment of money owing by Parent or any Subsidiary or Affiliate of Parent (other than Rio Vista Operating and the Penny Entities) to Rio Vista Operating or any Penny Entity is hereby terminated and canceled.
(D) = Notwithstanding anything that may be to the contrary in this Agreement, the Excluded Obligations are not released or terminated hereby and remain in full force and effect.
7.3. Entire Agreement. This Agreement sets forth the entire agreement among the parties hereto with respect to the subject matter hereof. Company has not received or relied on any agreements, representations, or warranties of Administrative Agent, Holder, Warrant Owner, or Holders, except as specifically set forth herein. Company acknowledges that it is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement. All of the various representations, warranties, covenants and agreements in this Agreement or in the various Exhibits to this Agreement that are executed and delivered pursuant to this Agreement shall survive the execution and delivery= of this Agreement and such other agreements and the performance hereof and thereof.
7.4. Note Document. This Agreement is a Note Document, and all provisions in the Note Purchase Agreement pertaining to Note Documents apply hereto and thereto.
7.5. Severability. In case any provision in or obligation hereunder or any shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
7.6. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
7.7. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHAL=L BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

7.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement may be validly executed by facsimile or other electronic transmission.
[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties heret=o have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

RIO VISTA ENERGY PARTNERS L.P.

By:	Rio Vista GP LLC, its sole general partner

By:
Ian Bothwell
Manager and acting CEO

RIO VISTA ECO LLC

By:

Ian Bothwell
Manager

TCW ASSET MANAGEMENT COMPANY,
as Administrative Agent

By:

Patrick Hickey
Senior Vice President

By:

Curt S. Taylor
Senior Vice Pre=sident

TCW ENERGY X BLOCKER (RIO VISTA), L.L.C.,
as Holder and as Warrant Owner

By:	TCW Asset Management Company, as
Manager

By:
Patrick Hickey
Senior Vice President

By:
Curt S. Taylor
Senior Vice President
[Settlement Agreement]

Each of the following entities hereby joins this Agreement in order to evidence its agreement to the provisions of Section 7.2. All of the other signatories to this Agreement hereby consent to Ian Bothwell’s binding signing on behalf of the entities listed below.

RIO VISTA PENNY=RSID6302100 LLC

By:
Ian Bothwell
Manager

RIO VISTA GO LLC

By:
Ian Bothwell
Manager

GO, LLC

By:
Ian Bothwell
Manager

MV PIPELINE COMPANY

By:
Ian Bothwell
President

RIO VISTA OPERATING LLC

By:
Ian Bothwell
Manager
[Settlement Agreement]

EXHIBIT A
REGISTRATION RIGHTS AGREEMENT

=o	Exhibit A	[Settlement Agreement]

=033EXHIBIT B
RIO VISTA OPERATING ASSIGNMENT

Exhibit B	[Settlement Agreement]

EXHIBIT C
WARRANT ASSIGNMENT

Exhibit C	[Settlement Agreement]

EXHIBIT D
CERTIFICATION OF NON-FOREIGN STATUS
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including dbchwithout limitation Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform TCW Energy X Blocker (Rio Vista), L.L.C. that withholding of tax is not required upon the disposition of a U.S. real property interest by Rio Vista Energy Partners L.P. in connection with the transactions contemplated by that certain Settlement Agreement dated as of May 27, 2009, the undersigned hereby certifies the following on behalf of Rio Vista Energy Partners L.P.:
1. =angfenp1033 Rio Vista Energy Partners L.P. is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Treasury Regulations);
2. Rio Vista Energy Partners L.P. is not a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii);
3. Rio Vista Energy Partners L.P.’s U.S. employer identification number is 20-0153267; and
4. Rio Vista Energy Partners L.P.’s office address is 1313 E. Alton Gloor Blvd., Suite J, Brownsville, Texas 77526.
Rio Vista Energy Partners L.P. understands that this certification may be disclosed to the Internal Revenue Service by = TCW Energy X Blocker (Rio Vista), L.L.C. and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury, the undersigned officer hereby declares that he has examined this certification and, to the best of his knowledge and belief, it is true, correct and complete, and the undersigned officer further declares that he has authority to sign this certification on behalf of Rio Vista Energy Partners L.P.
Dated May 27, 2009

=ap0	Exhibit D	[Settlement Agreement]

RIO VISTA ENERGY PARTNERS L.P.

By:	Rio Vista GP LLC, its sole general partner

By:
Ian Bothwell
Treasurer, Chief Financial Officer and
=rsid12527079 Principal Accounting Officer

Exhibit E-2	[Settlement Agreement]

EXHIBIT E
ALLOCATION SCHEDULE
The RVEP Entities and TCW Blocker agree that the Agreed Asset Value shall be allocated among the Acquired Assets for federal income tax and accounting purposes using the residual method in accordance with Section 1060 of the Internal Revenue Code and the Treasury Regulations thereunder as set forth below. The class references are in accordance with Sections 1.338-6 and 1.1060-1 of the Treasury Regulations.

ltrparAsset Class:	Acquired Assets:	Allocation based on fair market value (“FMV”) (determined as follows):	Allocation based on FMV:

Class I	Cash Cash Equivalents	FMV = The value reflected for such assets on Company’s, GO’s, GO LLC’s, and Rio Vista Operating’s balance sheets as of the Equity Foreclosure Date and the Rio Vista Operating Assignment Date, whichever the case may be	=	h$100,000

Class II	Actively Traded Securities	FMV = The trading price of such assets on the Equity Foreclosure Date and the Rio Vista Operating Assignment Date, whichever the case may be		$0

Class III	Accounts Receivable Other Mark-to-Market Assets Debt Instruments	FMV = The book value reflected for such assets on Company’s, GO’s, GO LLC’s, and Rio Vista Operating’s balance sheets as of the Equity Foreclosure Date and the Rio Vista Operating Assignment Date, whichever the case may be		$500,000

=9 Class IV	Inventory	FMV = The book value reflected for such inventory on Company’s, GO’s, GO LLC’s, and Rio Vista Operating’s balance sheets as of the Equity Foreclosure Date and the Rio Vista Operating Assignment Date, whichever the case may be		$0

Class V	Furniture Fixtures Equipment Other Assets not Covered by Other Classes	=ntblFMV = The value for such assets in the engineering reports for Company and Rio Vista Operating and, for assets not included in the engineering reports, the book value reflected for such assets (including without limitation the stock of MV Pipeline) on Company’s, GO’s, GO LLC’s and Rio Vista Operating’s balance sheets as of the Equity Foreclosure Date and the Rio Vista Operating Assignment Date, whichever the case may be		$11,400,000

Exhibit E-2	[Settlement Agreement]

ltrparAsset Class:	Acquired Assets:	Allocation based on fair market value (“FMV”) (determined as follows):	Allocation based on FMV:

Class VI	Customer Contracts Workforce =07 Other Intangible Assets Described in Section 197 of the Internal Revenue Code (except Goodwill/Going Concern)	FMV = The book value reflected for such assets on Company’s, GO’s, GO LLC’s, and Rio Vista Operating’s balance sheets as of the Equity Foreclosure Date and the Rio Vista Operating Assignment Date, whichever the case may be	$0

Class VII	Goodwill/Going Concern	FMV = The Agreed Asset Value reduced by the allocation of the Agreed Asset Value to all other Acquired Assets	$0

		Total Agreed Asset Value	$12,000,000

Note 1:
Company, GO, GO LLC, and Rio Vista Operating are all single-member limited liability companies disregarded as separate from Parent for federal tax purposes under Section 301.7701-3 of the Treasury Regulations.= Thus, the acquisition of these entities (pursuant to the Settlement Agreement) by TCW Blocker is treated as a direct acquisition of the assets (and assumption of the liabilities) of Company (including without limitation the stock of MV Pipeline), GO, GO LLC, and Rio Vista Operating. Consequently, the calculation of the Agreed Asset Value and the allocation of the Agreed Asset Value to the Acquired Assets is with respect to assets held by (and within) Company, GO, GO LLC, and Rio Vista Operating.

Note 2:
In accordance with Section 1060 of the Internal Revenue Code, using the residual method, the Agreed Asset Value is first allocated to any Class I assets transferred by Parent. Any remaining Agreed Asset Value is then allocated to Class II assets based on their fair market values on the Equity Foreclosure Date and the Rio Vista Operating Assignment Date, whichever the case may be, and then, in turn, to Class III, Class IV, Class V, and Class VI assets in the same manner. Any remaining Agreed Asset Value is considered goodwill or going concern value and allocated to Class VII. If there are no assets in a particular class, that class is ignored and the next class is considered. The amount of the Ag=reed Asset Value allocated to an asset, other than a Class VII asset, cannot exceed its fair market value on the date of transfer.

Exhibit E-2	[Settlement Agreement]